                                                                    Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:
Marc Brailov
MicroStrategy Incorporated
(703) 770-1670
(703 407-9884 (Cell)
mbrailov@microstrategy.com


                MicroStrategy Reports Profitability and Positive
                              Cash Flow in Q2 2002

Company Completes Comprehensive Restructuring of Outstanding Preferred Stock

MCLEAN, Va., July 30, 2002 - MicroStrategy(R) Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced its financial results for the three-month period ending June 30, 2002 (the second quarter of its 2002 fiscal year), reporting both GAAP and pro forma profitability as well as positive net cash flow.

     Second quarter 2002 revenues were $36.8 million versus $35.7 million in the first quarter of 2002 and $47.6 million in the second quarter of 2001. Net income attributable to common stockholders for the second quarter of 2002, determined in accordance with Generally Accepted Accounting Principles (GAAP), was $24.9 million or $0.24 per share. Pro forma net income for the second quarter of 2002 was $4.9 million or $0.05 per share. Pro forma net income excludes restructuring and impairment charges, amortization of goodwill and intangible assets, losses on investments, gains totaling $7.9 million attributable to a reduction in the estimated cost of the litigation settlement, and other non-recurring items, including a $16.8 million gain on the termination of the Exchange Applications, Inc. contract. A reconciliation of GAAP to pro forma earnings is included in the attached financial exhibits.

     "We're pleased to report that we have sustained profitability and returned the company to positive net cash flow. Our cash balances increased versus last quarter and we have decided to restructure all of our outstanding preferred stock in a manner that we believe is accretive to our shareholders," said MicroStrategy President and CFO, Eric Brown. "By restructuring all of the Series B, Series C and Series D Preferred Shares outstanding, we have fixed the number of common shares issuable in connection with these securities thereby removing the capital structure uncertainty associated with any future conversions. With the restructuring of the preferred securities we eliminate redemption preferences and triggering events. We also eliminate the quarterly dividends associated with these securities which, on an annualized basis, will reduce our total dividend payments by approximately $7.6 million. In addition to this preferred security restructuring, we have decided to sell non-core assets, specifically our Angel.com and Alarm.com business units, which we expect will further improve our cash position and operating results."

     "MicroStrategy continues to achieve substantial milestones both inside and outside the company," said MicroStrategy's Chairman and CEO Michael J. Saylor. "The reforms MicroStrategy instituted during the last two years have been paying off handsomely. Our significantly improved budgeting and control systems have allowed us to meet or exceed our pro forma earnings guidance and become a leaner and meaner company, doing more with less," Saylor added. "The release of the newest version of our business software platform, MicroStrategy 7i, reaffirms our technological leadership. We have also enhanced the skills of our sales staff to train them to think like CEOs, to think strategically and proactively, thus providing our customers the very best service. And to further strengthen our customer support offering, we've launched a new, comprehensive technical assistance program which is unmatched in the industry. We continue to win new business from the nation's, and the world's, leading enterprises, spanning the industrial spectrum."

Highlights from Q2 2002

Signed Agreements with 18 Systems Integrators and OEMs (Original Equipment Manufacturers)

New partners include: Arcplan, Inc.; Automate, Inc.; Aviana Global Technologies, Inc.; Deloitte Consulting; DRT Systems; Esskay Solutions, Inc.; F3 Solutions Group; Insight Architects; Lewis Consulting Group; Paragon Computer Professionals; Premiere Intelligence/Premiere Systems; Qiva; Covansys and Rila Solutions.

Added 105 New Customers

New Customers and New Deals with Existing Customers in Q2 2002 Included:

21st Century Insurance, Agriliance, Air Canada, AT&T Wireless, BEK Barmer Ersatzkasse, Capital One, Cbeyond Communications, Charming Shoppes, Comet, Cryptologic, CVS, Einstein Brothers, Fannie Mae, First Franklin Financial, Food Lion, H&R Block Financial Advisors, IMS Health Canada, JPMorgan Chase, KeyBank, Land O'Lakes, Le Groupe Jean Coutu, Liz Claiborne, Marks & Spencer, Metropolitan Life, Vodafone Omnitel, PPL Corporation, Saputo, Shoppers Drug Mart, Souper Salad, Telefonica, Telespectrum, Texaco, The Rouse Company, Vcommerce, Waterford Wedgewood and Yahoo!.

Samples of Noteworthy Customer Deals from Q2 2002:

Food Lion

Food Lion, one of the largest supermarket chains in the United States and a member of Delhaize America, purchased MicroStrategy software and services in the second quarter of 2002 to extend its business intelligence applications across the enterprise. Food Lion associates in category management and sales will benefit from the MicroStrategy platform.


Telefonica

Telefonica, the leading telecommunications operator in the Spanish and Portuguese-speaking world, purchased additional MicroStrategy products and services to extend its business intelligence applications worldwide. The success of its current MicroStrategy applications prompted the company to deploy five additional applications over the next six months, making MicroStrategy the enterprise-wide business intelligence standard at Telefonica. The company plans to expand its web reporting applications to empower over 1,000 employees with critical financial, auditing, sales, and marketing insight.

Yahoo

Yahoo! Inc. licensed the MicroStrategy Business Intelligence Platform(tm) to create customized data analysis tools for Yahoo!'s Data Solutions group as well as for individual retail categories, such as apparel and home and garden.

Shoppers Drug Mart

Shoppers Drug Mart, Canada's largest retail drugstore group, selected the MicroStrategy Business Intelligence Platform(tm) in the second quarter of 2002 to be used as part of an enterprise wide business intelligence strategy. Shoppers Drug Mart plans to deploy the MicroStrategy applications to its marketing, finance, category management, and merchandising departments who will benefit from the business insight delivered by its MicroStrategy applications.

MicroStrategy Reaffirms Its Technological Leadership with Breakthrough Software Platform

In April 2002, MicroStrategy released its new, significantly enhanced version of its business intelligence software platform, MicroStrategy 7i. Winning high praise from customers and leading industry analysts alike, MicroStrategy 7i represents a technological breakthrough for the industry as it is the first truly integrated, 100-percent Web-based platform that puts a wide range of user functionality into a single business intelligence technology.

MicroStrategy 7i's new consolidated architectural platform lets companies rapidly deploy out-of-the-box, easily customizable business intelligence applications while also meeting the needs of all of an organization's users, including casual report viewers, power analysts, and report developers. These features allow less costly deployment of high-value business intelligence enterprise-wide -- extending the productivity and efficiency benefits of business intelligence throughout a company or organization. In addition, a company's customers, partners and suppliers also benefit, as MicroStrategy 7i's exceptional architecture greatly facilitates the creation of extranets.

Finance Commentary

Comprehensive Preferred Stock Restructuring

On July 30, 2002, MicroStrategy entered into agreements with all the holders of its Series B, Series C, and Series D preferred stock, pursuant to which the company agreed to redeem or exchange all of the outstanding Series B, C and D preferred securities totaling $75.5 million in stated value for the following consideration (on a pre-split basis):

     - $10 million in cash
     - $5 million in promissory notes which will bear interest at a rate of 7.5% per annum, payable semi-annually
     - 13,930,457 million shares of Class A common stock
     - $20.95 million stated value in Series F preferred

The $20.95 million stated value of Series F preferred stock will be converted into common stock at a fixed conversion price of $1.50 per share, resulting in a total of 13,971,743 shares of Class A common stock issuable upon the conversion of the Series F Preferred Stock. The conversion price is not subject to any resets or other adjustments (other than with respect to stock splits and similar transactions). The Series F Preferred Stock has a two-year maturity and will not pay dividends. At maturity, the Series F Preferred stock mandatorily converts into Class A common stock at the fixed conversion price of $1.50 per share. As part of the refinancing, the preferred holders have agreed to certain trading limitations on the Class A common stock issuable in the exchange until the first anniversary of the closing or the occurrence of certain specified events.

Dividends that would have otherwise accrued at the rate of 12.5% for the $33.125 million worth of Series B and $27.825 million worth of Series C preferred have been eliminated. This is expected to save the company $7.6 million in dividends per year that would have otherwise been paid out in cash or in common stock. Additionally, the 2.9 million shares that would have been issued upon conversion of the $14.511 million of Series D at the $5.00 conversion price have also been eliminated as part of the overall restructuring transaction.

The transaction is subject to certain closing conditions, and is expected to be completed prior to the end of September 2002. The company expects to file the agreements relating to the preferred restructuring transaction on form 8-K by July 31, 2002.

The transaction is also expected to generate a one-time GAAP gain upon closing which is expected to occur in the third quarter of 2002. This gain will be excluded from the company's pro forma results.

Proposed Non-Core Asset Sales

The company also announced that it plans to sell its two remaining non-core business units, Angel.com and Alarm.com. This sales process will be managed by the company's Audit Committee. The proceeds from these asset sales would be used for general corporate purposes and to retire debt.

Alarm.com has developed a proprietary set of services and software that allow wireless modem enabled sensors to be installed as part of residential and commercial security systems that can be directly configured, controlled, and monitored over the internet.

Angel.com is the first sophisticated voice recognition solution designed for small and medium-size businesses. It allows organizations to build and deploy speech solutions in minutes simply using a Web browser without any complex programming or voice recognition development experience. Angel.com enabled voice sites can be used for applications such as customer support, interactive directory and catalogue services, and outbound marketing.

The company intends to complete the sale of Angel.com and Alarm.com by the end of 2002 and expects that the dispositions will result in annualized savings of approximately $2 million.

The company intends to sell these businesses for cash to the highest bidder. Michael J. Saylor has informed the Board of Directors of his intention to submit a bid for these assets. The sale will be overseen by a committee of the Board of Directors consisting solely of independent directors.

Reverse Stock Split

Effective at the close of business on July 30, 2002, the company will implement a one-for-ten reverse split of the company's outstanding shares of Class A common stock and Class B common stock. The company's stockholders approved a reverse stock split at nine different proposed ratios at its annual meeting of stockholders on July 23, 2002. The company will implement the reverse stock split at the ratio of one-for-ten, causing each outstanding share of Class A common stock and Class B common stock to automatically convert into one-tenth of a share of Class A common stock and Class B common stock, respectively, and reducing the number of shares of Class A common stock outstanding from approximately 58.6 million to 5.86 million and reducing the number of shares to Class B common stock outstanding from approximately 46.4 million to 4.64 million. In lieu of fractional shares, stockholders will receive a cash payment based on an average trading price of the Class A common stock prior to the effectiveness of the reverse stock split. The par value of both the Class A common stock and Class B common stock will remain at $0.001 per share and the number of authorized shares will remain at 330,000,000 shares of Class A common stock and 165,000,000 shares of Class B common stock.

Beginning on Wednesday, July 31, 2002, the Company's Class A common stock will trade under the split adjustment with the interim ticker symbol "MSTRD." After 20 trading days, the company expects that its ticker symbol will revert back to "MSTR." The company's transfer agent, American Stock Transfer & Trust Company, will mail instructions to stockholders of record regarding the exchange of certificates representing shares of Class A common stock and Class B common stock.

The company's outstanding warrants to purchase an aggregate of 1,896,980 shares of Class A common stock, with an exercise price per share of $40.00 (the "Warrants"), listed on the Nasdaq National Market under the trading symbol "MSTRW," automatically adjust in the event of a reverse stock split. As a result of this adjustment, the aggregate number of shares for which the Warrants are exercisable will become approximately 189,698 shares and the exercise price per share will become $400.00.

Outlook and Financial Guidance Information

The following statements are subject to risks and uncertainties described at the end of this press release. Management guidance for 2002 supersedes any previously announced guidance as to the company's expectations for financial results for 2002.

Management offers the following guidance for the consolidated continuing operations of MicroStrategy, on a pre-split basis, for the quarter ending September 30, 2002:

Revenue is expected to be in the range of approximately $33 to $37 million. Pro forma results of operations, excluding special items, are expected to range from a loss of $2 million to a profit of $2 million. Pro forma earnings per share, excluding special items, and assuming a basic weighted average share count is expected to range from a loss of approximately $(0.02) per share to $0.02 per share. Average share count in the quarter using the basic weighted average share count method is expected to be 109 - 115 million on a pre-split basis.

Management offers the following guidance for the consolidated continuing operations of MicroStrategy, on a pre-split basis, for the full year ending December 31, 2002:

Consolidated revenue is expected to be in the range of approximately $145 to $155 million. Consolidated pro forma earnings per share, excluding special items, are expected to be in the range of approximately $0.04 to $0.09 per share.

About MicroStrategy Incorporated

Leadership in a Critical Market: Founded in 1989, MicroStrategy is a worldwide leader in the increasingly critical business intelligence software market. Large and small companies alike are harnessing MicroStrategy's business intelligence software to gain vital insights from their data to help them proactively enhance cost-efficiency, productivity and customer relations and optimize revenue-generating strategies. MicroStrategy's business intelligence platform offers exceptional capabilities that provide organizations -- in virtually all facets of their operations -- with user-friendly solutions to their data query, reporting, and advanced analytical needs, and distributes valuable insight on this data to users via Web, wireless, and voice. PC Magazine selected MicroStrategy 7(TM) as the 2001 "Editors' Choice" for business intelligence software.

Enterprise-Class Business Intelligence: MicroStrategy 7i is a truly integrated, enterprise-class, Web-based business intelligence platform. With MicroStrategy 7i, enterprises can now standardize on one business intelligence platform and deploy high-value business intelligence enterprise-wide. MicroStrategy 7i's configurable query, reporting, and OLAP Web interface is designed to support all users, from casual report viewers to power analysts.

Diverse Customer Base: MicroStrategy's customer base cuts across industry and sector lines, with over 1,700 enterprise-class customers, including Lowe's Home Improvement Warehouse, AT&T Wireless Group, Wachovia and GlaxoSmithKline. MicroStrategy also has relationships with over 400 systems integrators and application development and platform partners, including IBM, PeopleSoft, Compaq, and JD Edwards.

MicroStrategy is listed on Nasdaq under the symbol MSTR. For more information on the company, or to purchase or demo MicroStrategy's software, please visit MicroStrategy's Web site at http://www.microstrategy.com .

MicroStrategy, MicroStrategy 7i, and Scalable Business Intelligence Platform Built for the Internet are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute "forward- looking statements," including its estimates of future business prospects or financial results and statements containing the words "believe," "estimate," "project," "expect" or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the "Company") to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the Company's ability to secure financing for its current operations and long-term plans on acceptable terms; the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 7i software on a timely basis; the Company's ability to recognize deferred revenue through delivery of products or satisfactory performance of services; the ability of the company to satisfy the conditions to the closing of the preferred stock restructuring; the ability of the company to effect the sale of non-core assets on reasonable terms; continued acceptance of the Company's products in the marketplace; the timing of significant orders; delays in the Company's ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations and other risks detailed in the Company's registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

                                       ###

                           MICROSTRATEGY INCORPORATED
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in thousands, except per share data)
                                   (unaudited)

                                                                                                  Three Months Ended
                                                                                                       June 30,
                                                                                          -----------------------------------
                                                                                                 2002               2001
                                                                                          -----------------------------------
                                                                                             (unaudited)       (as adjusted)
Revenues
Product licenses                                                                                 $ 15,032        $    20,278
Product support and other services                                                                 21,798             27,282
                                                                                          ---------------    ---------------
  Total revenues                                                                                   36,830             47,560
                                                                                          ---------------    ---------------
Cost of Revenues

Product licenses                                                                                      572                820
Product support and other services                                                                  6,486             10,938
                                                                                          ---------------    ---------------
  Total cost of revenues                                                                            7,058             11,758
                                                                                          ---------------    ---------------
Gross profit                                                                                       29,772             35,802
                                                                                          ---------------    ---------------
Operating Expenses

Sales and marketing                                                                                11,411             20,403
Research and development                                                                            6,850              7,843
General and administrative                                                                          6,812             10,659
Restructuring and impairment charges                                                                1,162             23,422
Amortization of goodwill and intangible assets                                                        862              4,249
                                                                                          ---------------    ---------------
  Total operating expenses                                                                         27,097             66,576
                                                                                          ---------------    ---------------
Income (loss) from operations                                                                       2,675            (30,774)

Financing and Other Income (Expense)

Interest income                                                                                       179                499
Interest expense                                                                                   (1,659)            (1,487)
Loss on investments                                                                                  (205)              (233)
Reduction in estimated cost of litigation settlement                                                7,936             24,941
Gain on contract termination                                                                       16,837                  -
Other income (expense), net                                                                         2,169               (419)
                                                                                          ---------------    ---------------
  Total financing and other income                                                                 25,257             23,301
                                                                                          ---------------    ---------------
Income (loss) from continuing operations before income taxes                                       27,932             (7,473)
  Provision for income taxes                                                                          420                 48
                                                                                          ---------------    ---------------
Net income (loss) from continuing operations                                                       27,512             (7,521)
                                                                                          ---------------    ---------------

Discontinued Operations

Loss from discontinued operations                                                                       -            (25,777)
                                                                                          ---------------    ---------------
Net income (loss)                                                                                  27,512            (33,298)
                                                                                          ---------------    ---------------
  Dividends on and accretion of series A, B, C and D convertible preferred stock                   (2,566)            (2,364)
  Net gain on refinancing of series A redeemable convertible preferred stock                            -             29,370
                                                                                          ---------------    ---------------
Net income (loss) attributable to common stockholders                                            $ 24,946        $    (6,292)
                                                                                          ===============    ===============


Basic earnings (loss) per share
--------------------------------------------------------------------------------

     Continuing operations, including preferred dividends, accretion and gain
     on series A refinancing                                                                     $   0.24        $      0.23
     Discontinued operations                                                                     $      -        $     (0.31)
                                                                                          ---------------    ---------------
     Net income (loss) attributable to common stockholders                                       $   0.24        $     (0.08)
                                                                                          ===============    ===============

     Basic weighted average shares outstanding                                                    104,404             83,253
                                                                                          ===============    ===============

Diluted earnings (loss) per share
-------------------------------------------------------------------------------

     Continuing operations, including preferred dividends, accretion and gain on
     series A refinancing                                                                        $   0.24        $      0.23
     Discontinued operations                                                                     $      -        $     (0.31)
                                                                                          ---------------    ---------------

     Net income (loss) attributable to common stockholders                                       $   0.24        $     (0.08)
                                                                                          ===============    ===============

     Diluted weighted average shares outstanding                                                  104,978             83,253
                                                                                          ===============    ===============

Supplemental Data

Pro forma net operating income (loss)                                                            $  4,903        $    (4,903)
                                                                                          ===============    ================

Pro forma basic net operating income (loss) per share                                            $   0.05        $     (0.06)
                                                                                          ===============    ================

Pro forma diluted net operating income (loss) per share                                          $   0.05        $     (0.06)
                                                                                          ===============    ================


                                                                                                   Six Months Ended
                                                                                                       June 30,
                                                                                          -----------------------------------
                                                                                                 2002               2001
                                                                                          -----------------------------------
                                                                                             (unaudited)       (as adjusted)
Revenues
Product licenses                                                                                 $ 29,530           $ 38,914
Product support and other services                                                                 42,959             58,058
                                                                                          ---------------    ---------------
  Total revenues                                                                                   72,489             96,972
                                                                                          ---------------    ---------------
Cost of Revenues

Product licenses                                                                                    1,093              1,869
Product support and other services                                                                 13,126             26,283
                                                                                          ---------------    ---------------
  Total cost of revenues                                                                           14,219             28,152
                                                                                          ---------------    ---------------
Gross profit                                                                                       58,270             68,820
                                                                                          ---------------    ---------------
Operating Expenses

Sales and marketing                                                                                23,881             47,033
Research and development                                                                           12,201             18,306
General and administrative                                                                         13,574             22,387
Restructuring and impairment charges                                                                2,394             23,422
Amortization of goodwill and intangible assets                                                      1,827              8,498
                                                                                          ---------------    ---------------
  Total operating expenses                                                                         53,877            119,646
                                                                                          ---------------    ---------------
Income (loss) from operations                                                                       4,393            (50,826)

Financing and Other Income (Expense)

Interest income                                                                                       409              1,308
Interest expense                                                                                   (3,278)            (1,771)
Loss on investments                                                                                  (494)            (1,330)
Reduction in estimated cost of litigation settlement                                               11,396             34,606
Gain on contract termination                                                                       16,837                  -
Other income (expense), net                                                                         2,053               (509)
                                                                                          ---------------    ---------------
  Total financing and other income                                                                 26,923             32,304
                                                                                          ---------------    ---------------
Income (loss) from continuing operations before income taxes                                       31,316            (18,522)
  Provision for income taxes                                                                          819                337
                                                                                          ---------------    ---------------
Net income (loss) from continuing operations                                                       30,497            (18,859)
                                                                                          ---------------    ---------------

Discontinued Operations

Loss from discontinued operations                                                                       -            (35,010)
                                                                                          ---------------   ----------------
Net income (loss)                                                                                  30,497            (53,869)
                                                                                          ---------------    ---------------
  Dividends on and accretion of series A, B, C and D convertible preferred stock                   (5,123)            (4,522)
  Net gain on refinancing of series A redeemable convertible preferred stock                            -             29,370
                                                                                          ---------------   ----------------
Net income (loss) attributable to common stockholders                                            $ 25,374           $(29,021)
                                                                                          ===============    ===============


Basic earnings (loss) per share
--------------------------------------------------------------------------------

     Continuing operations, including preferred dividends, accretion and gain
     on series A refinancing                                                                     $   0.26           $   0.07
     Discontinued operations                                                                     $      -           $  (0.42)
                                                                                          ---------------    ---------------
     Net income (loss) attributable to common stockholders                                       $   0.26           $  (0.35)
                                                                                          ===============    ===============

     Basic weighted average shares outstanding                                                    101,401             82,239
                                                                                          ===============    ===============

Diluted earnings (loss) per share
-------------------------------------------------------------------------------

     Continuing operations, including preferred dividends, accretion and gain on
     series A refinancing                                                                        $   0.25           $   0.07
     Discontinued operations                                                                     $      -           $  (0.42)
                                                                                          ---------------    ---------------

     Net income (loss) attributable to common stockholders                                       $   0.25           $  (0.35)
                                                                                          ===============    ===============

     Diluted weighted average shares outstanding                                                  103,025             82,239
                                                                                          ===============    ===============

Supplemental Data

Pro forma net operating income (loss)                                                            $  6,695           $(20,560)
                                                                                          ===============    ===============

Pro forma basic net operating income (loss) per share                                            $   0.07           $  (0.25)
                                                                                          ===============    ===============

Pro forma diluted net operating income (loss) per share                                          $   0.06           $  (0.25)
                                                                                          ===============    ===============

Pro forma net operating income (loss) is calculated by starting with net income
(loss) from continuing operations and adjusting for restructuring and impairment charges, amortization of goodwill and intangible assets, loss on investments, reduction in estimated cost of litigation settlement, and gain on contract termination. Additionally, the pro forma net operating income for the three and six months ended June 30, 2002 excludes other non-recurring gains totaling $65,000 and $284,000, respectively. The pro forma net operating loss for the three and six months ended June 30, 2001 excludes other non-recurring gains of $345,000. Pro forma basic net operating income (loss) per share is computed by dividing pro forma net operating income (loss) by basic weighted average shares outstanding. Similarly, pro forma diluted net operating income (loss) per share is computed by dividing pro forma net operating income (loss) by diluted weighted average shares outstanding.

Additional schedules are attached hereto that: (i) reconcile net income (loss) from continuing operations to pro forma net operating income (loss) and (ii) compute basic and diluted earnings (loss) per share.

                           MICROSTRATEGY INCORPORATED
                           CONSOLIDATED BALANCE SHEETS
                      (in thousands, except per share data)

                                                                                                           June 30,    December 31,
                                                                                                             2002          2001
                                                                                                          -----------  ------------
Assets                                                                                                    (unaudited)    (audited)
Current assets
  Cash and cash equivalents                                                                               $    36,951  $     38,409
  Restricted cash                                                                                                 251           439
  Short-term investments                                                                                           90           904
  Accounts receivable, net                                                                                     22,761        22,281
  Prepaid expenses and other current assets                                                                     3,100         5,902
                                                                                                          -----------  ------------
Total current assets                                                                                           63,153        67,935

Property and equipment, net                                                                                    22,291        26,506
Goodwill and intangible assets, net                                                                             3,575         5,402
Deposits and other assets                                                                                       6,091         3,789
                                                                                                          -----------  ------------
Total Assets                                                                                              $    95,110  $    103,632
                                                                                                          ===========  ============

Liabilities and Stockholders' Equity (Deficit)
Current liabilities
  Accounts payable and accrued expenses                                                                   $    15,896  $     18,935
  Accrued compensation and employee benefits                                                                    8,916        13,654
  Accrued interest and preferred dividends                                                                      9,538         7,351
  Accrued restructuring costs                                                                                   6,661         7,422
  Deferred revenue and advance payments                                                                        22,630        20,987
  Contingency from terminated contract                                                                             --        17,074
  Working capital line of credit                                                                                   --         1,212
  Net liabilities of discontinued operations                                                                    2,503         4,479
                                                                                                          -----------  ------------
Total current liabilities                                                                                      66,144        91,114

Deferred revenue and advance payments                                                                           2,660         5,431
Accrued litigation settlement                                                                                  54,450        68,637
Other long-term liabilities                                                                                     2,690         3,536
Accrued restructuring costs                                                                                     4,361         4,271
Long term debt                                                                                                    551            --
                                                                                                          -----------  ------------
Total Liabilities                                                                                             130,856       172,989
                                                                                                          -----------  ------------

Series A redeemable convertible preferred stock                                                                    --         6,385
Series B redeemable convertible preferred stock                                                                32,502        32,343
Series C redeemable convertible preferred stock                                                                26,322        25,937
Series D convertible preferred stock                                                                            4,459         3,985

Stockholders' equity (deficit):
  Preferred stock undesignated; $.001 par value; 4,973 shares authorized; no shares issued or outstanding          --            --
  Class A common stock; $.001 par value; 330,000 shares authorized; 55,227 and 43,689 shares
    issued and outstanding, respectively                                                                           55            44
  Class B common stock; $.001 par value; 165,000 shares authorized; 46,431 and 48,233 shares
    issued and outstanding, respectively                                                                           46            48
  Additional paid-in capital                                                                                  248,270       239,580
  Deferred compensation                                                                                           (51)          (99)
  Accumulated other comprehensive income                                                                        2,281         2,547
  Accumulated deficit                                                                                        (349,630)     (380,127)
                                                                                                          -----------  ------------
Total Stockholders' Equity (Deficit)                                                                          (99,029)     (138,007)

Total Liabilities and Stockholders' Equity (Deficit)                                                      $    95,110  $    103,632
                                                                                                          ===========  ============

                           MICROSTRATEGY INCORPORATED
         Reconciliation of net income (loss) from continuing operations to pro forma net operating income (loss)
                      (in thousands, except per share data)
                                   (unaudited)

                                                                 Three Months Ended             Six Months Ended
                                                                      June 30,                      June 30,
                                                            ---------------------------   ---------------------------
                                                              2002               2001       2002               2001
                                                            ---------------------------   ---------------------------
Net income (loss) from continuing operations                  $ 27,512         $ (7,521)   $ 30,497          $(18,859)

 Restructuring and impairment charges                            1,162           23,422       2,394            23,422
 Amortization of goodwill and intangible assets                    862            4,249       1,827             8,498
 Loss on investments                                               205              233         494             1,330
 Reduction in estimated cost of litigation settlement           (7,936)         (24,941)    (11,396)          (34,606)
 Gain on contract termination                                  (16,837)               -     (16,837)                -
 Other non-recurring items                                         (65)            (345)       (284)             (345)
                                                              --------         --------    --------          --------
   Total pro forma adjustments                                 (22,609)           2,618     (23,802)           (1,701)

                                                              --------         --------    --------          --------
 Pro forma net operating income (loss)                        $  4,903         $ (4,903)   $  6,695          $(20,560)
                                                              ========         ========    ========          ========


                           MICROSTRATEGY INCORPORATED
                    Pro forma adjustments - Cash vs. Non-cash
                                 (in thousands)
                                   (unaudited)

                                                                       Three Months Ended              Six Months Ended
                                                                            June 30,                      June 30,
                                                                   --------------------------      -------------------------
                                                                     2002               2001         2002             2001
                                                                   --------------------------      -------------------------
Non-cash:
Amortization of goodwill and intangible assets                           862            4,249         1,827            8,498
Loss on investments                                                      205              233           494            1,330
Reduction in estimated cost of litigation settlement                  (7,936)         (24,941)      (11,396)         (34,606)
Gain on contract termination                                         (16,837)               -       (16,837)               -
Other non-recurring items                                                (65)             408           (78)             408
                                                                    --------         --------      --------         --------
     Total non-cash                                                  (23,771)         (20,051)      (25,990)         (24,370)

Cash:
Restructuring and impairment charges                                   1,162           23,422         2,394           23,422
Other non-recurring items                                                  -             (753)         (206)            (753)
                                                                    --------         --------      --------         --------
   Total cash                                                          1,162           22,669         2,188           22,669

   Total pro forma adjustments                                      $(22,609)        $  2,618      $(23,802)        $ (1,701)
                                                                    ========         ========      ========         ========

                           MICROSTRATEGY INCORPORATED
           Reconciliation of net income (loss) attributable to common stockholders to pro forma EBITDA
                     (in thousands, except per share data)
                                   (unaudited)

                                                                        Three Months Ended     Six Months Ended
                                                                            June 30,                June 30,
                                                                     -----------------------  -------------------
                                                                         2002         2001       2002      2001
                                                                     -----------------------  -------------------
Net income (loss) attributable to common stockholders                  $ 24,946    $ (6,292)  $ 25,374  $ (29,021)

 Interest income                                                           (179)       (499)      (409)    (1,308)
 Interest expense                                                         1,659       1,487      3,278      1,771
 Provision for income taxes                                                 420          48        819        337
 Depreciation and amortization                                            2,559       4,285      5,087      7,404
 Amortization of goodwill and intangible assets                             862       4,249      1,827      8,498
 Loss from discontinued operations                                            -      25,777          -     35,010

                                                                       --------    --------   --------  ---------
EBITDA before pro forma adjustments                                      30,267      29,055     35,976     22,691

Pro forma adjustments to EBITDA:
 Restructuring and impairment charges                                     1,162      23,422      2,394     23,422
 Loss on investments                                                        205         233        494      1,330
 Reduction in estimated cost of litigation settlement                    (7,936)    (24,941)   (11,396)   (34,606)
 Gain on contract termination                                           (16,837)          -    (16,837)         -
 Other (income) expense, net                                             (2,169)        419     (2,053)       509
 Dividends on and accretion of series A, B, C and D
 convertible preferred stock                                              2,566       2,364      5,123      4,522
 Net gain on refinancing of series A redeemable convertible
 preferred stock                                                              -     (29,370)         -    (29,370)

                                                                       --------    --------   --------  ---------
Pro forma EBITDA                                                       $  7,258    $  1,182   $ 13,701  $ (11,502)
                                                                       ========    ========   ========  =========